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                                                                      EXHIBIT 10

                      SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN
                                919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022-9998
                                 (212) 758-9500








                                                                November 4, 1992

The Target Portfolio Trust
One Seaport Plaza
New York, New York  10292

Dear Sirs:

                  The Target Portfolio Trust (the "Trust") proposes to issue and sell an indefinite number of shares of beneficial interest, par value $.001 per share (the "Shares"), in the manner and on the terms set forth in its Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 33-50476).

                  We have, as counsel, participated in various corporate and other proceedings relating to the Trust and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Declaration of Trust and By-Laws, as currently in effect, a certificate of good standing issued by the Department of State of the State of Delaware and other documents relating to its organization and operation. We have also reviewed the above-mentioned Registration Statement and all amendments filed as of the date of this opinion and the documents filed as exhibits thereto. We are generally familiar with the business affairs of the Trust.

                  Based upon the foregoing, it is our opinion that:

                  1. The Trust has been duly organized and is validly existing under the laws of the State of Delaware.

                  2. The Fund is authorized to issue an unlimited number of its Shares.

                  3. Subject to the effectiveness of the above-mentioned Registration Statement and compliance with applicable state securities laws, upon the issuance of the Shares for a consideration not less than the par value thereof, and not less than the net asset value thereof as required by the Investment Company Act of 1940 and in accordance with the terms of the
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The Target Portfolio Trust
November 4, 1992
Page 2

Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the above-mentioned Registration Statement and with any state securities commission where such filing is required. We also consent to the reference of our firm as counsel in the prospectus filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                  We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion expressed herein involves the law of Delaware, such opinion should be understood to be based solely upon our review of the good standing certificate referred to above, the published statutes of that State and, where applicable, published cases, rules or regulations of regulatory bodies of that State.

                                Very truly yours,

                                /s/ Shereff, Friedman, Hoffman & Goodman

                                SHEREFF, FRIEDMAN HOFFMAN & GOODMAN


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